UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 31, 2003


                      Better Minerals & Aggregates Company
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                              333-32518 55-0749125
           (Commission File Number) (IRS Employer Identification No.)


                          Route 522 North, P.O. Box 187
                      Berkeley Springs, West Virginia 25411
          (Address of principal executive offices, including zip code)


                                 (304) 258-2500
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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Item 9 (Regulation FD Disclosure) and Item 12 (Results of Operations and
Financial Condition).

         On March 31, 2003, Better Minerals & Aggregates Company (the "Registrant") filed a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission (the "Commission") requesting an extension to file its Annual Report on Form 10-K for the year ended December 31, 2002. Such Form 12b-25, which is available on the Commission web's site located at www.sec.gov., contains the following disclosure with respect to the principal reasons for the extension and related matters:

"The Registrant requests an extension of time to file its Annual Report on Form 10-K for the year ended December 31, 2002 for three principal reasons. First, the Registrant's subsidiary, U.S. Silica Company, experienced a sudden and dramatic increase in the number of third-party product liability claims asserted against it in the fourth quarter of 2002 and it undertook an independent actuarial study to estimate the potential future cost impact to it and the Registrant from this unexpected development, the results of which were only recently received and are still under review by the Registrant. Second, the Registrant is undergoing a process to sell its aggregates subsidiaries, and the negotiations are ongoing. Third, on March 13, 2003, the Registrant completed an amendment to its senior credit agreement, which waived through June 30, 2003 the Registrant's non-compliance with certain financial ratio covenants and permitted it to borrow an additional $15 million of term C senior debt secured by a second lien on the assets secured by the credit agreement. Discussions are continuing between the Registrant and its senior lenders to provide for additional financial ratio covenant changes. If those changes are not received, it would result in an opinion from our auditors on the 2002 audited financial statements stating these matters raise substantial doubt that the Registrant will be able to continue as a going concern. These three factors all impact the final reported results for 2002, as noted in Part IV, Item 3, and need to be resolved before the Registrant's Annual Report on Form 10-K can be filed.

The increased number of third-party product liability claims filed against the Registrant in 2002 will result in a significant increase in the accrued costs for these claims, and, based on the actuarial study referred to above, will result in the Registrant recording a non-current liability for these future costs, that is only partially offset by a non-current asset representing the estimated insurance and indemnity recoveries available to the Registrant. Additionally, the representative bids for the purchase of the Registrant's subsidiaries that are being offered for sale are significantly less than the carrying value of those subsidiaries and the Registrant will be recording an impairment loss reflecting current market value regardless of whether or not any sale is completed."

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Better Minerals & Aggregates Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Better Minerals & Aggregates Company


Date:  March 31, 2003                  By:  /s/ Gary E. Bockrath
                                            ------------------------------
                                               Name:  Gary E. Bockrath
                                               Title:  Vice President and
                                                       Chief Financial Officer